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                                                                   EXHIBIT 3.108
                                    FORM OF
                            CERTIFICATE OF FORMATION

                                      FOR

             BHC NEWCO 2, LLC, BHC NEWCO 3, LLC, BHC NEWCO 4, LLC, BHC NEWCO 5, LLC, BHC NEWCO 6, LLC, BHC NEWCO 7, LLC,
           BHC NEWCO 8, LLC, BHC NEWCO 9, LLC, AND BHC NEWCO 10, LLC

      The undersigned, an authorized person, for the purpose of forming a limited liability company under the provisions and subject to the requirements of the Delaware Limited Liability Company Act, hereby certifies that:

      FIRST: The name of the limited liability company ("limited liability company") is BHC NEWCO __, LLC.

      SECOND: The address of the registered office and the name and the address of the registered agent of the limited liability company are Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware.

      Executed on January 12, 2005.
                                                 /s/ Stephen C. Petrovich
                                                 -------------------------------
                                                 Stephen C. Petrovich
                                                 Authorized Person

                                                        State of Delaware
                                                        Secretary of State
                                                     Division of Corporations
                                                  Delivered 10:46 AM 01/13/2005
                                                    FILED 10:18 AM 01/13/2005
                                                   SRV 050030284 - 3911535 FILE